SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32588	77-0461529

Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement
ITEM 1.02: Termination of a Material Definitive Agreement
ITEM 9.01: Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

ITEM 1.01: Entry into a Material Definitive Agreement
     Effective as of December 14, 2005, Patrick Bennett will no longer be serving as Executive Vice President of Covad Communications Group, Inc. (“Covad” or the “Company”). In connection with Mr. Bennett’s departure as Executive Vice President, Covad and Mr. Bennett entered into a transition agreement that is effective December 14, 2005 (the “Bennett Agreement”). The Bennett Agreement provides that, from December 14, 2005 through January 6, 2006, Mr. Bennett shall continue to serve as a full-time employee of Covad, with salary, bonus targets and benefits remaining unchanged. Upon Mr. Bennett’s employment termination date, and subject to Mr. Bennett’s compliance with the terms of Covad’s Executive Severance Plan (the “Plan”), which include a release of all claims against Covad, Mr. Bennett will be entitled to a payment of $140,562 under the Plan. Mr. Bennett will also receive six (6) months of COBRA payments. From January 7, 2006 through June 30, 2006 (the “Additional Transition Period”), Covad will engage Mr. Bennett to provide additional consulting services for transition purposes. During the Additional Transition Period, Mr. Bennett shall receive a monthly consulting payment of $25,000. Either Covad or Mr. Bennett may terminate the services and payments provided during the Additional Transition Period at any time. From January 7, 2006 through March 1, 2007, Mr. Bennett has also agreed to serve as a member of Covad’s Advisory Board. Except as set forth therein (and as further described in Item 1.02 below), the Bennett Agreement supersedes all prior agreements between Covad and Mr. Bennett.
     Effective as of December 14, 2005, Andrew Lockwood will no longer be serving as Covad’s Executive Vice President, Market Development. In connection with Mr. Lockwood’s departure as Executive Vice President, Market Development, Covad and Mr. Lockwood entered into a transition agreement that is effective December 14, 2005 (the “Lockwood Agreement”). The Lockwood Agreement provides that, from December 14, 2005 through February 28, 2006, Mr. Lockwood shall continue to serve as a full-time employee of Covad, with salary, bonus targets and benefits remaining unchanged. Upon Mr. Lockwood’s employment termination date, and subject to Mr. Lockwood’s compliance with the terms of the Plan, which include a release of all claims against Covad, Mr. Lockwood will be entitled to a payment of $130,698 under the Plan. Mr. Lockwood will also receive six (6) months of COBRA payments. From March 1, 2006 through March 1, 2007, Mr. Lockwood has agreed to serve as a member of Covad’s Advisory Board. Except as set forth therein (and as further described in Item 1.02 below), the Lockwood Agreement supersedes all prior agreements between Covad and Mr. Lockwood.
     The foregoing summaries of the Bennett Agreement and the Lockwood Agreement are not intended to be complete descriptions of all of the terms thereof. For further information, please see the copies of the above agreements that are included as exhibits to this report and incorporated herein by reference.
     On December 9, 2005, the Company’s Board of Directors appointed Richard Jalkut, an incumbent director, as the Company’s Lead Independent Director. The Board of Directors determined that the Lead Independent Director will receive an additional annual retainer of $30,000, payable in two equal cash payments every six months.
ITEM 1.02: Termination of a Material Definitive Agreement
     The Bennett Agreement supersedes the Change of Control Agreement between Mr. Bennett and Covad dated October 4, 2004 and any other agreements between Covad and Mr. Bennett related to the terms of Mr. Bennett’s employment, other than the confidentiality agreement between the parties, the Plan and any existing stock option agreements between the parties.
     The Lockwood Agreement supersedes the Change of Control Agreement between Mr. Lockwood and Covad dated October 4, 2004 and any other agreements between Covad and Mr. Lockwood related to the terms of Mr. Lockwood’s employment, other than the confidentiality agreement between the parties, the Plan and any existing stock option agreements between the parties.
ITEM 9.01: Financial Statements and Exhibits
     (c) Exhibits
     10.1 Transition Agreement by and between Covad Communications Group, Inc. and Patrick Bennett
     10.2 Transition Agreement by and between Covad Communications Group, Inc. and Andrew Lockwood

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 15, 2005

By:	/s/ Jim Kirkland
Jim Kirkland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Agreement by and between Covad Communications Group, Inc. and Patrick Bennett
10.2	Transition Agreement by and between Covad Communications Group, Inc. and Andrew Lockwood